Exhibit 1.1

THE9 LIMITED

CLASS A ORDINARY SHARES, PAR VALUE US$0.01 PER SHARE
IN THE FORM OF AMERICAN DEPOSITARY SHARES

WARRANTS TO PURCHASE CLASS A ORDINARY SHARES IN THE FORM OF AMERICAN DEPOSITARY SHARES

UNDERWRITING AGREEMENT

September 29, 2020

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174

As Representative of the several Underwriters named in Schedule I attached hereto

Ladies and Gentlemen:

The9 Limited, an exempted company with limited liability incorporated in the Cayman Islands. (the “Company”), proposes to sell to the underwriters named in Schedule I (the “Underwriters”) to this agreement (the “Agreement”) for which Maxim Group LLC is acting as representative (in such capacity, the “Representative”) an aggregate of (i) 70,500,000 Class A ordinary shares, par value $0.01 per share of the Company (the “Ordinary Shares”) in the form of 23,500,000 American Depositary Shares (the “American Depositary Shares” or “ADSs”), the 23,500,000 ADSs to be sold by the Company is hereinafter referred to as the “Firm Shares,” and (ii) warrants to purchase an aggregate of 23,500,000 American Depositary Shares (the “Firm Warrants”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an aggregate of (i) 10,575,000 additional Ordinary Shares in the form of 3,525,000 additional American Depositary Shares (the “Option Shares” and collectively with the Firm Shares, the “Shares”) and/or (ii) warrants to purchase an aggregate of 3,525,000 additional American Depositary Shares (the “Option Warrants” and collectively with the Firm Warrants, the “Warrants”), each on the terms set forth in Section 2. Each Warrant entitles the holder to purchase one American Depositary Share (as more fully described in Section 2 hereof). The Shares, the Warrants and the American Depositary Shares issuable upon exercise of the Warrants (the “Warrant Shares”) are hereinafter referred to collectively as the “Securities.” The offering and sale of the Securities contemplated by this Agreement is referred to herein as the “Offering”.

The Underwriters will take delivery of the Shares in the form of American Depositary Shares. The American Depositary Shares are to be issued pursuant to the Amended and Restated Deposit Agreement dated as of June 28, 2019, as amended (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive three Ordinary Shares deposited pursuant to the Deposit Agreement. The Ordinary Shares of the Company represented by the ADSs may hereinafter be referred to as the “Underlying Securities”.

1.            Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)            The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Shares, the Warrants and the Warrant Shares. A registration statement relating to the American Depositary Shares has been filed with the Commission. The registration statement relating to the Shares, the Warrants and the Warrant Shares (Registration No. 333-240331), as amended, at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A and Rule 430C under the U.S. Securities Act of 1933, as amended (the “Securities Act”), that in any case has not then been superseded or modified, is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the “Preliminary Prospectus.” Any reference to the “most recent Preliminary Prospectus” is here after referred to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. The final prospectus relating to the Securities, as filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereafter referred to as the “Prospectus”. The registration statement on Form F-6 relating to the American Depositary Shares (Registration No. 333- 156635), as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Shares, Warrants, Warrant Shares and/or American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares and the American Depositary Shares (the “Form 8-A Registration Statement”).

For purposes of this Agreement:

“Applicable Time” means 8:00P.M. (New York City time) on September 29, 2020.

“Effective Date” means the date and time at which the Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission.

“free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“Pricing Disclosure Package” means the preliminary prospectus together with the documents and pricing information set forth in Schedule IV hereto and all the Issuer Free Writing Prospectuses (if any).

(b)            Each of the Registration Statement and the ADS Registration Statement and any amendment thereto has become effective under the Securities Act.. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any free writing prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.

(c)            The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act). As of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)            The Registration Statement conformed in all material respects on the Effective Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act to the requirements of the Securities Act and the rules and regulations thereunder.

(e)            The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)            The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g)            The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)            Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule V hereto.

(j)            The ADS Registration Statement, at the time it became effective under the Securities Act, (A) conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and (B) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(k)            The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Pricing Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The currently effective second amended and restated memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representative; except as set forth in the exhibits to the Registration Statements, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Delivery Date. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement.

(l)            Each of the Company’s direct and indirect significant subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule VII-A hereto, and each of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) has been identified on Schedule VII-B hereto. Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation with limited liability, and in good standing under the laws of the jurisdiction of its incorporation, has full corporate or other requisite power and authority to own its property and to conduct its business as described in the most recent Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as described in the most recent Preliminary Prospectus and the Prospectus or for such qualification that would not have a Material Adverse Effect; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are duly paid in accordance with its articles of association and non-assessable, and, except for the statutory veto right and/or right of first refusal that the other shareholder(s) (if any) of such Subsidiary may have in respect of any transfer or other disposal of equity interests by any shareholder of such Subsidiary as provided under the applicable laws, free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Affiliated Entity have been duly and validly authorized and issued, are duly paid in accordance with its articles of association and non-assessable and are owned as described in the most recent Preliminary Prospectus and the Prospectus, and, except for the pledges and options on those as expressly provided in VIE Agreements (as defined below) and as described in the most recent Preliminary Prospectus and the Prospectus and except for the statutory veto right and/or right of first refusal that the other shareholder(s) (if any) of such Affiliated Entity may have in respect of any transfer or other disposal of equity interests by any shareholder of such Affiliated Entity as provided under the applicable laws, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(m)            The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the most recent Preliminary Prospectus and the Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.6 through 10.10 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the most recent Preliminary Prospectus and the Prospectus.

(i)            Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, other than those as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as described in the most recent Preliminary Prospectus and the Prospectus, the corporate structure of the Company complies with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(ii)            Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or, result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject, except, in the case of (C), where such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(iii)            The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders, as the case may be, of the Affiliated Entities to exercise their voting rights.

(n)            This Agreement has been duly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Representative, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing. The description of this Agreement contained in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus is true and accurate in all material respects. The Company will enter into a Warrant Agent Agreement (the “Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., as warrant agent, with respect to the Warrants substantially in the form filed as an exhibit to the Registration Statement on or prior to the Initial Delivery Date. Each of the Warrants, the Representative’s Warrants and the Warrant Agreement has been duly authorized, and upon the execution and delivery by the Company, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing. The description of the Warrants, the Representative’s Warrants and the Warrant Agreement contained in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus is true and accurate in all material respects.

(o)            The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing. The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the most recent Preliminary Prospectus.

(p)            The ADSs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement.

(q)            The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(r)            The Ordinary Shares and ADSs outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the most recent Preliminary Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Delivery Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the most recent Preliminary Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the most recent Preliminary Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Affiliated Entities, or obligations of any of the Company’s Subsidiaries and Affiliated Entities to issue any share capital or direct interest in any of the Company’s Subsidiaries and Affiliated Entities.

(s)            The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. The Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the most recent Preliminary Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands, the PRC, Hong Kong or the United States.

(t)            The Warrant Shares have been duly authorized and reserved for issuance, conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been validly reserved for issuance and will, upon exercise of the Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or be subject to preemptive or similar rights to subscribe for or purchase securities of the Company and the holders thereof will not be subject to personal liability by reason of being such holders. When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The ADSs issuable upon exercise of the Representative’s Warrants have been duly authorized and reserved for issuance, conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been validly reserved for issuance and will, upon exercise of the Representative’s Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or be subject to preemptive or similar rights to subscribe for or purchase securities of the Company and the holders thereof will not be subject to personal liability by reason of being such holders. When issued, the Representative’s Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(u)            Except as described in the most recent Preliminary Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries and Affiliated Entities is (i) in breach or violation of any provision of applicable law or (ii) is in breach or violation of its respective constitutive documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries and Affiliated Entities, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities, except in the case of (i) and (iii) above, where such breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)            The issue and sale of the Shares, the execution, delivery and performance of this Agreement, the Warrants, the Warrant Agreement, the Representative’s Warrants and the Deposit Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries and Affiliated Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries and Affiliated Entities is a party or by which the Company or any of its Subsidiaries and Affiliated Entities is bound or to which any of the property or assets of the Company or any of its Subsidiaries and Affiliated Entities is subject; (ii) result in any violation of the provisions of the constitutive documents of the Company or any of its Subsidiaries and Affiliated Entities; or (iii) result in any violation of any statute or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries, except in the case of (i) and (iii) above, where such conflict, breach or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)            No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries and Affiliated Entities or any of their properties or assets is required for the issue and sale of the Shares, the execution, delivery and performance of this Agreement, the Warrants, the Warrant Agreement, the Representative’s Warrants and the Deposit Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except such as have been obtained, or made on or prior to the Delivery Date, and are, or on the Delivery Date will be, in full force and effective, including (i) such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Shares or the American Depositary Shares, (ii) under the rules and regulations of FINRA, or (iii) otherwise described in the most recent Preliminary Prospectus and the Prospectus.

(x)            The financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, together with the related notes and schedules thereto, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved in all material respects; the other financial data contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(y)            Grant Thornton, who has certified certain financial statements of the Company and the Subsidiaries and Affiliated Entities, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(h) hereof, are independent public accountants as required by the Securities Act and the rules of the Public Company Accounting Oversight Board.

(z)            Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, the Company and each of its Subsidiaries and Affiliated Entities maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, the Company and each of its Subsidiaries and Affiliated Entities maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization,(iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) information relating to the Company, its Subsidiaries and Affiliated Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)      (i) Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, the Company and each of its Subsidiaries and Affiliated Entities maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the Company and its Subsidiaries and Affiliated Entities, including their respective principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(bb)      Since the date of the most recent balance sheet of the Company and its Subsidiaries and Affiliated Entities reviewed or audited by Grant Thornton and the Audit Committee, except as disclosed in the most recent Preliminary Prospectus and the Prospectus, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its Subsidiaries and Affiliated Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries and Affiliated Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc)      The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” set forth in the most recent Preliminary Prospectus and the Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(dd)      Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus, except as disclosed in the most recent Preliminary Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries and Affiliated Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock or long-term borrowings of the Company or any of its Subsidiaries and Affiliated Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries and Affiliated Entities taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)      (i) Each of the Company and its Subsidiaries and Affiliated Entities has good and marketable title to all real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company and its Subsidiaries and Affiliated Entities; and (ii) all assets held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property by the Company and its Subsidiaries and Affiliated Entities.

(ff)      (i) The Company and each of its Subsidiaries and Affiliated Entities have such permits, licenses, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus and the Prospectus, except as disclosed in the most recent Preliminary Prospectus and the Prospectus and except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) each of the Company and its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such Permits in all material respects except as disclosed in the most recent Preliminary Prospectus and the Prospectus; (iii) such Permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the most recent Preliminary Prospectus or the Prospectus; (iv) neither the Company nor any of its Subsidiaries and Affiliated Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course; and (vi) except as disclosed in the most recent Preliminary Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that any such Permits will not be renewed in the ordinary course, except for such failure to renew that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)      The Company and each of its Subsidiaries and Affiliated Entities owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the respective businesses of the Company and its Subsidiaries and Affiliated Entities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries or Affiliated Entities necessary for the conduct of any of their respective businesses business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Except as disclosed in the Registration Statement,, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries or Affiliated Entities has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries or Affiliated Entities; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Subsidiaries or Affiliated Entities in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section, reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property Rights owned by the Company or any of its Subsidiaries or Affiliated Entities and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company or any of its Subsidiaries or Affiliated Entities have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section, reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries or Affiliated Entities infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section, reasonably be expected to result in a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries or Affiliated Entities is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or Affiliated Entities, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, all material technical information developed by and belonging to the Company or any of its Subsidiaries or Affiliated Entities which has not been patented has been kept confidential. Neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company or any of its Subsidiaries or Affiliated Entities has been obtained or is being used by the Company or any of its Subsidiaries or Affiliated Entities in violation of any contractual obligation binding on the Company, any of its Subsidiaries or Affiliated Entities or, to the Company’s knowledge, any of the respective officers, directors or employees of the Company or any of its Subsidiaries or Affiliated Entities, or otherwise in violation of the rights of any persons.

(hh)      Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries and Affiliated Entities is a party or of which any property or assets of the Company or any of its Subsidiaries and Affiliated Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ii)         There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.

(jj)         The statements made in the most recent Preliminary Prospectus and the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(kk)       Each of the Company and its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts which are reasonably adequate and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries and Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ll)          Except as described in the most recent Preliminary Prospectus and the Prospectus, no material relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers and shareholders of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus and the Prospectus which is not so described.

(mm)      Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, the Warrant Agreement, the Warrants and the Representative’s Warrants. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member participating in the Offering within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter. To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member participating in the Offering. The Company will advise the Underwriters and their respective counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(nn)      (i) There are no proceedings that are pending, or known to be contemplated, against the Company or any of its Subsidiaries and Affiliated Entities under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries and Affiliated Entities are aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries and Affiliated Entities anticipate material capital expenditures relating to Environmental Laws.

(oo)      (i) The Company and each of its Subsidiaries and the Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except where the failure to file such tax return or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. (ii) The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus are valid, binding and enforceable and do not violate any applicable laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(pp)     No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding or other similar taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment, issuance, sale and delivery of the Shares by the Company or the deposit of the Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the American Depositary Shares by the Depositary, and the delivery of the American Depositary Shares to or for the account of the Underwriters, (ii) the purchase from the Company of the Shares and the initial sale and delivery of the American Depositary Shares representing the Shares to purchasers thereof by the Underwriters in the manner contemplated herein, or (iii) the execution, delivery or performance of this Agreement, the Representative’s Warrants or the Deposit Agreement; except that Cayman Islands and PRC stamp duty may be payable in the event that this Agreement, the Warrants, the Warrant Agreement, the Representative’s Warrants or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands and the PRC, as applicable.

(qq)     The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(rr)     Except as described in the most recent Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. Each officer, director and shareholder of the Company, whose names are listed in Schedule III, has furnished to the Representative on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”).

(ss)     Neither the Company nor any of its Subsidiaries and Affiliated Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(tt)     The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(uu)     The Company and its affiliates have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(vv)     The Company’s ADSs are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NCTY” and the Company has taken no action designed to, or likely to have the effect of, delisting the ADSs from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listing. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is in compliance with the requirements of Nasdaq for continued listing of the ADSs. The Company will comply with all requirements of Nasdaq with respect to the transactions contemplated by this Agreement including the issuance of the Shares and the underlying ADSs.

(ww)     No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Affiliated Entities exists, or, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Affiliated Entities. The Company and its Subsidiaries and Affiliated Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or, to the Company’s knowledge, is imminent.

(xx)       Neither the Company nor any of its Subsidiaries and Affiliated Entities or their respective affiliates, nor any director, officer or employee thereof nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries and Affiliated Entities or their respective affiliates, has on behalf of the Company or any of its Subsidiaries and Affiliated Entities offered, made, or caused to make, directly or indirectly: (i) any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) any bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) any other improper payment to any other person or entity to obtain or keep business or to secure some other business advantage that has violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any other applicable anti-bribery statute or regulation (collectively, the “Anti-Corruption Laws”). The Company and its Subsidiaries and Affiliated Entities and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the Anti-Corruption Laws, and have instituted and maintained and enforced, and will continue to maintain and enforce policies and procedures with associated internal controls designed to ensure, and which are reasonably expected to ensure, that violations of anti-corruption laws can be prevented, detected, and deterred. No investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened.

(yy)     The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(zz)     Neither the Company nor any of its Subsidiaries and Affiliated Entities nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries and Affiliated Entities is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea); and the Company will not directly or knowingly indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of comprehensive Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries and Affiliated Entities have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of comprehensive Sanctions.

(aaa)     The Company has not distributed and, prior to the later of the occurrence of any delivery date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representative has consented, as set forth on Schedule V hereto.

(bbb)     Except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries and Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Affiliated Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(ccc)     Except as described in the most recent Preliminary Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities has complied, and has taken all reasonable steps to ensure compliance by each of its shareholders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(ddd)     The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the most recent Preliminary Prospectus and Prospectus, the issuance and sale of the Securities, the listing and trading of the American Depositary Shares on the NASDAQ and the consummation of the transactions contemplated by this Agreement, the Warrants, the Warrant Agreement, the Representative’s Warrants and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Delivery Date or an Option Delivery Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(eee)      None of the Company, the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC, the State of New York or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Warrants, the Warrant Agreement, the Representative’s Warrants or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 hereof and Section 7.8 of the Deposit Agreement.

(fff)     The choice of the laws of the State of New York as the governing law of this Agreement, the Warrants, the Warrant Agreement, the Representative’s Warrants and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 19 hereof and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 19 hereof and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Warrants, the Warrant Agreement, the Representative’s Warrants, the Deposit Agreement, any preliminary prospectus, the most recent Preliminary Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof and Section 7.7 of the Deposit Agreement.

(ggg)     Except as disclosed in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Warrants, the Warrants Agreement, the Representative’s Warrants and the Deposit Agreement would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) such judgments must be final and conclusive and for a liquidated sum, (ii) such judgments must not be in respect of taxes or fine or penalty; (iii) such judgments or the enforcement thereof are not contrary to natural justice or public policy of the Cayman Islands, (iv) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (v) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; and (B) PRC courts, subject to compliance with relevant requirements under the PRC civil law and rules of civil procedures. It is not necessary that this Agreement, the Warrants, the Warrants Agreement, the Representative’s Warrants, the Deposit Agreement, the most recent Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC. .

(hhh)     Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.            Purchase of the Shares and the Warrants by the Underwriters On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell an aggregate of (i) 23,500,000 Firm Shares to the several Underwriters at a purchase price (net of discounts and commissions) per Firm Share of $0.3348 which represents a 7% discount to the public offering price per Firm Share and ,(ii) 23,500,000 Firm Warrants to the several Underwriters at a purchase price (net of discounts and commissions) per Firm Warrant of $0.0093 which represents a 7% discount to the public offering price per Firm Warrants and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares and Firm Warrants set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares and Firm Warrants shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine. For the avoidance of doubt, each underwriter shall be liable only with respect to the securities that they agree to purchase as set forth in Schedule I hereto.

In addition, the Company grants to the Underwriters an option to purchase up to (i) 3,525,000 additional Option Shares at a purchase price (net of discounts and commissions) per Option Share of $0.3348, which represents a 7% discount to the public offering price per Option Share and/or (ii) 3,525,000 additional Option Warrants at a purchase price (net of discounts and commissions) per Option Warrant of $0.0093, which represents a 7% discount to the public offering price per Option Warrant, in each case, to cover over-allotments. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares and/or Option Warrants (subject to such adjustments to eliminate fractional securities as the Representative may determine) that bears the same proportion to the total number of Option Shares and/or Option Warrants to be sold on such Delivery Date as the number of Firm Shares and/or Firm Warrants set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares and/or Firm Warrants. For the avoidance of doubt, all Option Warrants purchased by the Representative in the over-allotment will be used by the Representative for the benefit of investors in the Offering and not for the account of the Representative.

The Company is not obligated to deliver any of the Firm Shares or Firm Warrants or the Option Shares or Option Warrants to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

3.            Offering of Securities by the Underwriters. Upon authorization by the Representative of the release of the Shares and the Warrants, the several Underwriters propose to offer the Shares and the Warrants for sale upon the terms and conditions to be set forth in the Prospectus.

4.            Delivery of and Payment for the Securities. Delivery of and payment for the Firm Shares and the Firm Warrants shall be made at 10:00 A.M., New York City time, on October 2, 2020 or at such other date or place as shall be determined by agreement between the Representative and the Company, not later than October 2, 2020. This date and time are hereinafter referred to as the “Initial Delivery Date”. Delivery of the Firm Shares and the Firm Warrants shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Shares and Firm Warrants being sold by the Company, by wire transfer in immediately available funds, to the accounts specified by the Company. The Company shall deliver the Firm Shares and the Firm Warrants through the facilities of DTC unless the Representative shall otherwise instruct.

The option granted in Section 2 will expire 45 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares and/or Option Warrants as to which the option is being exercised, the names in which the Option Shares and/or Option Warrants are to be registered, the denominations in which the Option Shares and/or Option Warrants are to be issued and the date and time, as determined by the Representative, when Option Shares and/or Option Warrants are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Shares and/or Option Warrants are delivered is sometimes referred to as an “Option Delivery Date”, and the Initial Delivery Date and any Option Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Shares and/or Option Warrants by the Company and payment for the Option Shares and/or Option Warrants by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On each Option Delivery Date, the Company shall deliver, or cause to be delivered, the Option Shares and/or the Option Warrants, to the Representative for the account of each Underwriter, against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Shares and/or Option Warrants being sold by the Company, by wire transfer in immediately available funds, to the accounts specified by the Company. The Company shall deliver the Option Shares and/or Option Warrants through the facilities of DTC unless the Representative shall otherwise instruct.

5.            Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i)            To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the ADS Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)            To furnish promptly to the Representative and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)            To deliver promptly, without charge, to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and to file such document and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)            To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(v)            Prior to filing with the Commission any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and consult in good faith with the Representative to the filing.

(vi)            Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(vii)            To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the ADS Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and to file such document and, upon their request, to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)            To make generally available to the Company’s security holders and to the Representative as soon as practicable but no later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including but not limited to Rule 158 under the Securities Act). For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter.

(ix)            During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the three-year period after the date of this Agreement, to furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(x)            To endeavor to qualify the Securities and the American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request.

(xi)            To advise the Representative promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(xii)            For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) issue (in the case of the Company), offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares (other than the Shares, the Warrant Shares and shares issued or issuable pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, convertible notes, warrants or rights not issued under one of those plans, which shall include the warrants issued to Splendid Days Limited and the convertible notes issued to Illiad Research and Trading, L.P. as described in the Prospectus), or sell or grant options, rights or warrants with respect to any Ordinary Shares, American Depositary Shares or any securities convertible into or exchangeable for Ordinary Shares or American Depositary Shares (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares, American Depositary Shares or any securities convertible, exercisable or exchangeable into Ordinary Shares, American Depositary Shares or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters, and to cause such persons as set forth on Schedule III hereto to furnish to the Representative, prior to the Initial Delivery Date, Lock-Up Agreements..

(xiii)            If the Representative, in its sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as the Representative may reasonably require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xiv)            To apply the net proceeds from the sale of the Securities being sold by the Company substantially in the manner as set forth in the Prospectus under the caption “Use of Proceeds,” and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner (i) as would require the Company or any of the Subsidiaries and Affiliated Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(xv)            If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(xvi)            To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Delivery Date and each applicable Option Delivery Date.

(xvii)           (i) Not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable commercial efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable commercial efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xviii)          To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable commercial efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(xix)            To use reasonable commercial effort to rectify or cure any non-compliance and maintain compliance with PRC laws and regulations applicable to the Company’s operations.

(xx)             Prior to the Delivery Date, to have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the rules and regulations thereof.

(xxi)            The Company and its affiliates will not take, and cause each of its Subsidiaries and Affiliated Entities not to take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(xxii)            The Company will, without duplication, indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction, issue, capital, registration, transfer, withholding, or other similar tax (other than, for the avoidance of doubt, taxes imposed on the net income of the Underwriters), including any interest and penalties, on the creation, issue and sale of the Securities and the ADSs and on the execution and delivery of this Agreement. All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary (after taking into account any taxes payable as a result) in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid (A) in respect of any income, capital gains or franchise taxes that would not have been imposed but for a present or former connection between an Underwriter and the jurisdiction imposing such taxes, duties or charges (other than a connection that would not have arisen but for the transactions contemplated by this Agreement) or (B) the failure of an Underwriter to provide, upon reasonable request, any certification, identification or other documentation concerning such Underwriter’s nationality, residence, identity or connection with the jurisdiction imposing such taxes, duties or charges that would be necessary in order to reduce or eliminate such taxes, duties or charges, to the extent that such Underwriter is legally entitled to do so.

(xxiii)            The Company hereby grants the Representative the right of participation for a period of twelve (12) months after the closing of this Offering to act as lead left bookrunner and lead left manager and/or lead left placement agent, as the case may be, with at least US$10.0 million of the economics for any and all future private and public offerings of equity or equity-linked, convertible or debt securities undertaken by the Company or any successor or subsidiary of the Company that occur after the closing of the Offering. The Company shall provide written notice to the Representative of any such proposed offering. If the Representative fails to accept in writing any such proposal within 10 business days after receipt of a written notice from the Company containing such proposal, then Representative will have no claim or right with respect to any such offering contained in any such notice.

(b)            Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

(c)            Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all reasonable and documented costs and expenses incident to the performance of its obligations hereunder including the following:

(i)            all filing fees and communication expenses related to the registration of the Securities to be sold in the Offering including all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii)            all fees and expenses in connection with filings with FINRA;

(iii)           all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering;

(iv)           all fees and expenses in connection with listing the Shares on the Nasdaq Capital Market;

(v)            the costs of all mailing and printing of the underwriting documents (including this Agreement, any blue sky surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney);

(vi)           all reasonable travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(vii)          any stock transfer taxes payable upon the transfer of securities by the Company to the Underwriters and any other taxes incurred by the Company in connection with this Agreement or the Offering;

(viii)         the costs associated with book building, prospectus tracking and compliance software and the cost of preparing certificates representing the Securities;

(ix)            the cost and charges of any transfer agent or registrar for the Securities;

(x)            any reasonable cost and expenses in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Representative;

(xi)            certain legal fees, costs and expenses incurred by the Representative;

(xii)           the cost of preparing, printing and delivering certificates representing each of the Securities;

(xiii)         all other costs, fees and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 5.

The maximum amount of the Representative’s total out-of-pocket accountable expenses payable by the Company in connection with the Offering, including the Representative’s legal fees and expenses, shall not exceed $90,000 in the event of the closing of the Offering, and shall not exceed $35,000 in the event that there is no closing of the Offering. The Company and the Representative acknowledge that the Company has previously paid to the Representative advances in an amount of $35,000 (the “Advance”) against the Representative’s out-of-pocket expenses. Any portion of the Advance not used shall be returned back to the Company to the extent not actually incurred.

6.            Representative’s Warrants. The Company hereby agrees to issue to the Representative (and/or its designees) on the Initial Delivery Date and each Option Delivery Date, warrants substantially in the form attached hereto as Exhibit C to purchase a number of Shares in the form of ADSs equal to an aggregate of 5% of number of Shares in the form of ADSs sold in the Offering (the “Representative’s Warrants”). The Representative’s Warrants shall be exercisable, in whole or in part, commencing 180 days from the Effective Date and expiring on the three-year anniversary of the Effective Date at an initial exercise price of $0.407 per ADS, which is equal to one hundred and ten percent (110%) of the Offering price of an ADS. The Representative’s Warrants and the ADSs issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.

7.            Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)            The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof in all material respects; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and, to the Company’s knowledge, no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)            All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the ADSs, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)            The Representative shall have received on the Delivery Date or an Option Delivery Date, as the case may be, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP counsel for the Company, dated the Delivery Date or Option Delivery Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(d)            The Representative shall have received on the Delivery Date or an Option Delivery Date, as the case may be, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Delivery Date or Option Delivery Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(e)            The Company shall have received on the Delivery Date or an Option Delivery Date, as the case may be, an opinion of Grandall Law Firm, PRC counsel for the Company, dated the Delivery Date or Option Delivery Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters. A reliance letter relating to such opinion shall have been provided to the Representative.

(f)            [Reserved].

(g)            At the time of execution of this Agreement, the Representative shall have received from Grant Thornton a letter, in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)            With respect to the letter of Grant Thornton referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter; provided that the letter delivered on the Delivery Date shall use a “cut-off date” not earlier than the date hereof.

(i)            The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i)            That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)            That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii)            That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j)            Subsequent to the execution and delivery of this Agreement and prior to the Delivery Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Pricing Disclosure Package as of the date of this Agreement that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.

(k)            On or before the date of this Agreement, the Representative shall have received Lock-up Agreements from each of the persons whose names are listed in Schedule III.

(l)            FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(m)          On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.            Indemnification and Contribution.

(a)            The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (C) any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)            Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)            If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

(e)            The Underwriters severally confirm and the Company acknowledges and agrees that the only such information furnished by any Underwriter consists of : the statements set forth in the “Underwriting” section of the Registration Statement, the Pricing Disclosure Package and the Prospectus only insofar as such statements relate to the names and corresponding share amounts set forth in the table of Underwriters, the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters and the paragraph relating to stabilization by the Underwriters.

9.           Defaulting Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on any Delivery Date and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Delivery Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Delivery Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Delivery Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Delivery Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Company, except as provided in Section 16 (provided that if such default occurs with respect to Option Securities after the Initial Delivery Date, this Agreement will not terminate as to the Firm Shares and Firm Warrants or any Option Shares or Option Warrants purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.         Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (A) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, (B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, Hong Kong or the PRC shall have occurred, (D) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands, Hong Kong or the PRC authorities or (E) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the reasonable judgement of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (E), makes it, in the reasonable judgement of the Representatives, impracticable to proceed with the offering, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

11.         Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Shares and/or Warrants for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Shares and/or Warrants for any reason permitted under this Agreement or (c) this Agreement is terminated for any reason permitted herein, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in accordance with Section 5(c) herein in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representative.

12.         Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.         No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.         Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)            if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to the Representative at Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174., Attention: Legal Department (Fax: +1 212 895 3555); and

(b)            if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: George Lai.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

15.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and the controlling Persons, directors, officers, employees and agents referred to herein, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 12 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 12 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.         Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.         Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19.         Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company irrevocably appoints Puglisi & Associates., as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

20.         Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

21.         Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.         Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23.         Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

THE9 LIMITED

By:	/s/ George Lai
Name: George Lai
Title: CFO

Accepted:

Maxim Group LLC
For itself and as Representative
of the several Underwriters named
in Schedule I hereto

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name:	Clifford A. Teller
Title:	Executive Managing Director
Head of Investment Banking

SCHEDULE I

Underwriter	Number of Firm Shares	Number of Firm Warrants	Maximum Number of Option Shares	Maximum Number of Option Warrants
Maxim Group LLC	23,500,000	23,500,000	3,525,000	3,525,000

SCHEDULE II

[RESERVED]

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

All directors and executive officers of the Company:

•	Jun Zhu

•	Davin A. Maxkenzie

•	Kwok Keung Chau

•	Ka Keung Young

•	George Lai (Lai Kwok Ho)

•	Chris Shen

Principal shareholders of the Company:

•	Incsight Limited

•	Jie Qin

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

SCHEDULE VI

[RESERVED]

SCHEDULE VII-A

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation
China Crown Technology Limited.	Hong Kong

GameNow.net (Hong Kong) Limited	Hong Kong

New Star International Development Limited	Hong Kong

FF The9 China Joint Venture Limited	Hong Kong

Red 5 Studios, Inc.	Delaware

Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd.	PRC

Jiutuo (Shanghai) Information Technology Co., Ltd.	PRC

Shanghai Jiugang Electronic Technology Co., Ltd. The9 EV Limited	PRC Hong Kong
China The9 Interactive Limited	Hong Kong

SCHEDULE VII-B

AFFILIATED ENTITIES OF THE COMPANY

Name	Place of Incorporation
Shanghai The9 Information Technology Co., Ltd.	PRC

EXHIBIT A

LOCK-UP AGREEMENT

Exhibit A-1

EXHIBIT B

Form of Press Release

EXHIBIT C

Form of Representative’s Warrant

WARRANT TO PURCHASE ORDINARY SHARES
REPRESENTED BY AMERICAN DEPOSITARY SHARES

THE9 LIMITED

American Depositary Shares: _______	Initial Exercise Date: ________, 2020

THIS WARRANT TO PURCHASE CLASS A ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, Maxim Group LLC or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after _______ __, 2021 (the “Initial Exercise Date”) and, in accordance with FINRA Rule 5110(f)(2)(G)(i), will expire at 5:00 p.m. (New York time) on the date that is three (3) years following the Effective Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from The9 Limited., an Cayman Islands company (the “Company”), up to ______ Class A ordinary shares (the “Warrant Shares”), par value US$0.01 per share, of the Company (“Ordinary Shares”) in the form of American Depositary Shares (each, an “ADS” and, collectively, the “ADSs” ) as subject to adjustment hereunder. Each ADS will initially represent three Ordinary Shares deposited pursuant to the Deposit Agreement. The ADSs issuable upon exercise of this Warrant shall be referred to herein as the “Warrant ADSs”. The purchase price of one Warrant ADS shall be equal to the Exercise Price, as defined in Section 2(b).

1.            Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Underwriting Agreement dated September 29, 2020 by and between the Company and Maxim Group, LLC, as representative of the several underwriters. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

Exhibit C-1

“Effective Date” means the date that the Registration Statement on Form F-1 (File No. 333-240331) was declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Nasdaq Stock Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which ADSs and/or the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADS for such date (or the nearest preceding date) on the Trading Market on which an ADS is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of an ADS for such date (or the nearest preceding date) on the OTCQB or OTCQX as applicable, (c) if ADSs are not then listed or quoted for trading on the OTCQB or OTCQX and if prices for ADSs are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of an ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Exhibit C-2

2.            Exercise.

(a)            Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery via email to the Company at georgelai@corp.the9.com and to the registered office provider of the Company at kim.lewis@collascrill.com (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company and the Depositary) of a duly executed scanned copy of the Notice of Exercise in the form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant ADSs specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below if specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)            Exercise Price. The exercise price per ADS under this Warrant shall be $______1, subject to adjustment hereunder (the “Exercise Price”).

(c)            Cashless Exercise. If at the time of exercise hereof, the last VWAP immediately preceding the time of delivery of the Notice of Exercise is higher than the Exercise Price, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive the number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

1 110% of the public offering price

Exhibit C-3

(A) = the last VWAP immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant ADSs are issued in such a “cashless exercise,” the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant ADSs shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant ADSs.  The Company agrees not to take any position contrary to this Section 2(c).

(d)           Mechanics of Exercise.

(i)            Delivery of Warrant ADSs Upon Exercise. The Company shall cause its registrar to deposit the Warrant Shares subject to such exercise with the custodian of The Bank of New York Mellon, the Depositary for the ADSs (the “Depositary”), and cause the Depositary to credit the account of the Holder’s prime broker with The Depository Trust Company through its Deposit/Withdrawal At Custodian system (“DWAC”) if the Depositary is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant ADSs to or resale by the Holder or (B) the Warrant ADSs are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 and, in either case, the Warrant ADSs have been sold by the Holder prior to the Warrant ADS Delivery Date (as defined below), by the date that is fifth (5) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”), provided that the Company shall not be obligated to deliver the Warrant ADSs hereunder unless the Company has received the aggregate Exercise Price on or before the Warrant ADS Delivery Date. If the Warrant ADSs can be delivered via DWAC, then in addition to the delivery of the Warrant Shares to the Depositary, within 3 Trading Days of the applicable exercise, the Depositary shall have received from the Company any legal opinions or other documentation required by the Depositary to deliver such ADSs without legend (subject to receipt by the Company of reasonable back up documentation from the Underwriter, including with respect to affiliate status) and, if applicable and requested by the Company prior to the Warrant ADS Delivery Date, the Depositary shall have received from the Holder a confirmation of sale of the Warrant ADSs (provided the requirement of the Holder to provide a confirmation as to the sale of Warrant ADSs shall not be applicable to the issuance of unlegended Warrant ADSs upon a cashless exercise of this Warrant if the Warrant ADSs are then eligible for resale pursuant to Rule 144(b)(1)). If the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of an ADS on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day following such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise.

Exhibit C-4

(ii)            Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)            Rescission Rights. If the Company fails to cause the Depositary to deliver to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to return any Warrant ADSs subject to any such rescinded exercise notice concurrently with the return to Holder of the aggregate Exercise Price paid to the Company for such Warrant ADSs and the restoration of Holder’s right to acquire such Warrant ADSs pursuant to this Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

(iv)            No Fractional Shares or Scrip. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up to the next whole ADS.

(v)            Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary fees required for same-day processing of any Notice of Exercise.

Exhibit C-5

(vi)            Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e)            Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, collectively, the “Attribution Parties”) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Attribution Parties shall include the number of Ordinary Shares underlying ADSs held by the Holder and its Attribution Parties plus the number of Ordinary Shares underlying ADSs issuable upon exercise of this Warrant with respect to which the determination is being made, but shall exclude the number of Ordinary Shares underlying ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any Attribution Parties and (ii) exercise or conversion of the nonexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Ordinary Share or ADS equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein that are beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Current Report on Form 6-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or Depositary setting forth the number of Ordinary Shares outstanding. Upon the written request of the Holder, the Company shall within two (2) Trading Days confirm in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any Attribution Party since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares or ADSs issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Exhibit C-6

3.             Certain Adjustments.

(a)            Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon exercise of this Warrant), as applicable, (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of shares or ADSs, as applicable, or (iv) issues by reclassification of Ordinary Shares or any shares of capital stock of the Company, as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs, as applicable, (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares or ADSs, as applicable, outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)            Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise, other than cash (including, without limitation, any distribution of stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares or ADSs as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c)            Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share or ADS equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Exhibit C-7

(d)            Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares or ADSs are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the total voting power of the Company’s ordinary shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or ADSs or any compulsory share exchange pursuant to which the Ordinary Shares or ADSs is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the total voting power of the Company’s ordinary shares (not including any Ordinary Shares or ADSs held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Ordinary Shares or shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable by holders of Ordinary Shares or ADSs as a result of such Fundamental Transaction for each Ordinary Share or ADS for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Shares or ADS in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares or ADSs are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity;) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares or ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares or ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Exhibit C-8

(e)            Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares or ADSs, as applicable, deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares or ADSs, as applicable, (excluding treasury shares, if any) issued and outstanding.

(f)            Notice to Holder.

(i)            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

(ii)            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares or ADSs are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares or ADSs of record shall be entitled to exchange their Ordinary Shares or ADSs for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries or Affiliated Entities, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Exhibit C-9

4.            Transfer of Warrant.

(a)            Transferability. Pursuant to FINRA Rule 5110(g)(1), neither this Warrant nor any Warrant ADSs issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which this Warrant is being issued, except the transfer of any security:

(i)            by operation of law or by reason of reorganization of the Company;

(ii)           to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period;

Exhibit C-10

(iii)          if the aggregate amount of securities of the Company held by the Holder or related person do not exceed 1% of the securities being offered;

(iv)         that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

(v)          the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period.

Subject to the foregoing restriction, any applicable securities laws and the conditions set forth in Section 4(d), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued.

(b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

(c)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.

(d)            Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Exhibit C-11

5.            Registration Rights

(a) Piggy-Back Registration.

i. Piggy-Back Rights. If at any time during the seven year period after the Effective Date, the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a registration statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, or (iii) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of the Ordinary Shares issued or issuable upon the exercise of the Warrants (the “Registrable Securities”) as soon as practicable but in no event less than ten days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Warrant Shares held by such holder (the “Piggy-Back Registrable Securities”), as such holders may request in writing within five days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Piggy-Back Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Piggy-Back Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Piggy-Back Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Piggy-Back Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

ii. Reduction of Offering. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Company desires to sell, taken together with Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual arrangements with persons other than the holders of Piggy-Back Registrable Securities hereunder, the Piggy-Back Registrable Securities as to which registration has been requested under this Section 5(b), and the Ordinary Shares, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in any such registration:

Exhibit C-12

(x) If the registration is undertaken for the Company’s account: (A) first, the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, subject to the requirements of registration rights granted by the Company prior to the date hereof, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), up to the amount of shares of Ordinary Shares or other securities that can be sold without exceeding the Maximum Number of Shares, on a pro rata basis, from (i) Piggy-Back Registrable Securities as to which registration has been requested and (ii) the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons;

iii. Withdrawal. Any holder of Piggy-Back Registrable Securities may elect to withdraw such holder’s request for inclusion of such Piggy-Back Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Piggy-Back Registrable Securities in connection with such Piggy-Back Registration as provided in Section 5(b)(iv).

iv. Terms. The Company shall bear all fees and expenses attendant to registering the Piggy-Back Registrable Securities, including the expenses of one legal counsel selected by the Holders to represent them in connection with the sale of the Piggy-Back Registrable Securities but the Holders shall pay any and all underwriting commissions related to the Piggy-Back Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Piggy-Back Registrable Securities with not less than fifteen days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Warrant is exercisable) by the Company until such time as all of the Piggy-Back Registrable Securities have been registered and sold. The Holders of the Piggy-Back Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least nine (9) months from the date that the Holders of the Piggy-Back Registrable Securities are first given the opportunity to sell all of such securities.

Exhibit C-13

(b) General Terms. These additional terms shall relate to registration under Sections 5(a) above:

i. Indemnification.

(w) The Company shall, to the fullest extent permitted by applicable law, indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the underwriter and the Company or between the underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement; provided, however, that, with respect to any Holder of Registrable Securities, this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the registration statement (or any amendment thereto), or any preliminary prospectus or the prospectus (or any amendment or supplement thereto).

(x) The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement(or any amendment thereto), or any preliminary prospectus or the prospectus (or any amendment or supplement thereto).

(y) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it; provided, however, that the indemnified party shall be entitled to participate in (but not control) the defense of such action with counsel chosen by it, the reasonable fees and expenses of which shall be paid by such indemnified party, unless a conflict would arise if one counsel were to represent both the indemnified party and the indemnifying party, in which case the reasonable fees and expenses of counsel to the indemnified party shall be paid by the indemnifying party or parties. In no event shall the indemnifying party or parties be liable for a settlement of an action with respect to which they have assumed the defense if such settlement is effected without the written consent of such indemnifying party, or for the reasonable fees and expenses of more than one counsel for (i) the Company, its officers, directors and controlling persons as a group, and (ii) the selling Holders and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that if, in the reasonable judgment of an indemnified party, a conflict of interest may exist between such indemnified party and the Company or any other of such indemnified parties with respect to such claim, the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

Exhibit C-14

(z) If the indemnification provided for in or pursuant to Section 5(b)(i) is due in accordance with the terms hereof, but held by a court of competent jurisdiction to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

ii. Supplemental Prospectus. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Immediately after discovering of such an event which causes the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Company shall prepare and file, as soon as practicable, a supplement or amendment to the prospectus so that such registration statement does not include any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and distribute such supplement or amendment to each Holder.

Exhibit C-15

6.            Miscellaneous.

(a)            No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a holder of Warrant ADSs prior to the Warrant ADSs Delivery Date.

(b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)            Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant ADSs and underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable Trading Market upon which the Ordinary Shares and ADSs may be listed. The Company covenants that all Warrant ADSs which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Exhibit C-16

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant ADSs upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)            Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Underwriting Agreement.

(f)            Restrictions. The Holder acknowledges that the Warrant ADSs acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g)            Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Underwriting Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Exhibit C-17

(h)            Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Underwriting Agreement.

(i)            Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)            Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)            Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

(l)            Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m)            Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)            Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

Exhibit C-18

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

THE9 LIMITED.

By:
Name:
Title:

Exhibit C-19

NOTICE OF EXERCISE

To:	THE9 LIMITED, THE BANK OF NEW YORK MELLON

(1) The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please register and issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

The Warrant ADSs shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:

Title of Authorized Signatory:
Date:

Exhibit C-20

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_____________________________________________________ whose address is

______________________________________________________________________.

______________________________________________________________________

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit C-21